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Exhibit 99

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

                BRESLER AND REINER, INC, ANNOUNCES APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

Washington, D.C. - June 20, 2002. Bresler & Reiner, Inc. (OTC:BRER.OB), announced today that its Board of Directors has appointed Ernst & Young LLP (E&Y) as their Company's independent accountants for 2002. The appointment, made after careful consideration by the Board of Directors, its Audit Committee and management, was ratified at the Annual Meeting of Shareholders held on June 20 in Washington, D.C.

"Ernst & Young's real estate experience and expertise are well suited to the auditing and financial reporting needs of Bresler & Reiner's expanding real estate business," said Mr. Sidney M. Bresler, Chief Executive Officer. "We look forward to working with the E&Y team as our independent accountants."

Prior to the selection of Ernst and Young, Arthur Andersen LLP had served as Bresler & Reiner's independent accountants. "Arthur Andersen has provided quality professional service during their tenure as Bresler & Reiner's independent accountants. We appreciate the efforts of those who served us during that time," said Mr. Bresler.

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For further information contact:    William L. Oshinsky, Treasurer
                                    (Chief Financial Officer)
                                    401 M Street, S.W.
                                    Washington, D.C. 20024
                                    (202) 488-8800 x 44